SCHEDULE 14C
                                (Rule 14c-101)
                INFORMATION REQUIRED IN INFORMATION STATEMENT

            Information Statement Pursuant to Section 14(c) of the
                       Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement   [ ] Confidential, for use of the
[x]  Definitive Information Statement        Commission only

                   National Energy Services Company, Inc.
              -----------------------------------------------
              (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1) Title of each class of securities to which transaction applies:

  ..................................................................

  2) Aggregate number of securities to which transaction applies:

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  3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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  4) Proposed maximum aggregate value of transaction:

  ...................................................................

  5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)	Amount Previously Paid:

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  2)	Form, Schedule or Registration Statement No.:

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  4)	Date Filed:

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                    National Energy Services Company, Inc.
                          3153 Fire Road, Suite 2C
                       Egg Harbor Township, NJ 08234


                           INFORMATION STATEMENT


To the Holders of the Voting Stock:


     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting stock of National Energy Services Company, Inc. have given their written consent to a resolution adopted by the Board of Directors of National Energy Services to amend the articles of incorporation so as to increase the number of shares of common stock that the corporation is authorized to issue from 20,000,000 shares to 150,000,000 shares. We anticipate that this Information Statement will be mailed on October 30, 2006 to shareholders of record. We will file the amendment of the articles of incorporation with the Nevada Secretary of State after the mailig of this Information Statement, and it will become effective on November 20, 2006.

     The Nevada Revised Statutes permit holders of a majority of the voting power to take shareholder action by written consent. Accordingly, National Energy Services will not hold a meeting of its shareholders to consider or vote upon the amendment of National Energy Services' articles of incorporation.


                      WE ARE NOT ASKING YOU FOR A PROXY.
                  YOU ARE REQUESTED NOT TO SEND US A PROXY.



October 30, 2006                                     John O'Neill
                                                     Chief Executive Officer

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                VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on September 27, 2006 (the "Record Date"). On the Record Date, the authorized voting stock consisted of 20, 000,000 shares of common stock, par value $0.001, each of which is entitled to one vote, and 1,000,000 shares of preferred stock, par value $0.001, each of which is entitled to 58 votes. On the Record Date, there were 15,698,014 shares of common stock issued, outstanding and entitled to vote and 189,389 shares of Series A Preferred Stock issued, outstanding and entitled to vote.

     The following table sets forth the number of shares of voting stock beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of any class of National Energy Services' voting stock, as well as the ownership of such shares by each member of National Energy Services' Board of Directors and the shares beneficially owned by its officers and directors as a group.

                       Amount and Nature                         Aggregate
Name and Address of    Beneficial Ownership    Percent of Class  Percent of
Beneficial Owner(1)    Common     Preferred    Common Preferred  Voting Power
------------------------------------------------------------------------------
John A. Grillo         3,098,300         --     19.7%       --        11.7%
John & Deborah O'Neill 3,433,300    189,389     21.9%      100%       54.3%
Current executive
 officers and
 directors as a
 group (4 persons)     6,791,602    189,389     43.3%      100%       66.9%

_____________________________

(1) The address of each shareholder, unless otherwise noted, is c/o National Energy Services Company, Inc., 3153 Fire Road, Suite 2C, Egg Harbor Township, NJ 08234.
(2) Includes 2,978,754 shares owned by Charter Management LLC, of which Mr. and Mrs. O'Neill are the sole members and managers.


                   AMENDMENT OF THE ARTICLES OF INCORPORATION
                    TO INCREASE THE NUMBER OF COMMON SHARES

     The Board of Directors of National Energy Services has adopted a resolution to increase the number of shares of common stock which the corporation has the authority to issue from Twenty Million (20,000,000) to One Hundred Fifty Million (150,000,000) shares. The holders of shares representing a majority of the voting power of National Energy Services' outstanding voting stock have given their written consent to the resolution. Under Nevada corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Nevada Secretary of State after the mailing of this Information Statement, and it will become effective at close of business on November 20, 2006 (the "Effective Date").

     At the present time, all 20,000,000 of the 20,000,000 authorized common shares have been issued and are outstanding, leaving no shares available for issuance. The Board of Directors and the majority shareholder have approved the increase in authorized common stock in order to provide National Energy Services with flexibility in pursuing its long-term business objectives. The primary long-term reasons for the increase are:

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     -   Management expects that in the future it will pursue opportunities to obtain the capital National Energy Services needs in order to fully implement its business plan. A reserve of common shares available for issuance from time-to-time will enable National Energy Services to entertain a broad variety of financing proposals.

     - Management may utilize the additional shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel. National Energy Services is not, at this time, engaged in negotiating or effecting any acquisitions or similar transactions.

     The one specific purpose for which Management intends to use the additional shares is to enable the holders of the outstanding Series A Preferred Stock to convert their preferred shares into common stock. John and Deborah O'Neill, the holders of the Series A Preferred Stock, have expressed their intent to convert the Series A shares into common stock. To date they have converted 55,000 shares of the Series A Preferred Stock into 3,190,000 common shares. Conversion of the remaining 134,389 preferred shares will require National Energy Services to issue 7,794,562 additional common shares. Those shares will be drawn from the additional common shares to be authorized on November 20, 2006.

     The amendment of the Certificate of Incorporation will make 130,000,000 common shares available for issuance by the Board of Directors. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of National Energy Services' shareholders. Nevada law requires that the Board use its reasonable business judgment to assure that National Energy Services obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in National Energy Services. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the current market value of National Energy Services common stock.

     The amendment of the Certificate of Incorporation is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of National Energy Services. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of National Energy Services. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make National Energy Services unattractive to the party seeking control of National Energy Services. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.


                            No Dissenters Rights

     Under Nevada law, shareholders are not entitled to dissenters' rights with respect to the transaction described in this Information Statement.

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